Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS THIRD QUARTER 2012

OPERATING EPS OF $0.62, $0.38 HIGHER THAN PRIOR YEAR

•	Results reflect lower than expected catastrophe losses and solid performance across all business segments
•	Book value per share, excluding the fair value adjustment for investments, was $21.24 at September 30, 2012, an 11% increase compared to a year ago
•	Raising full-year 2012 operating income guidance to $1.85 to $1.95 per diluted share

SPRINGFIELD, Ill., October 24, 2012 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and nine months ended September 30, 2012:

Horace Mann Financial Highlights
	Three months ended September 30,			Nine months ended September 30,
($ in millions, except per share amounts)	2012	2011(A)	Change	2012	2011(A)	Change
Total revenues	$256.6	$260.9	-1.6%	$755.4	$750.7	0.6%
Net income	32.2	23.6	36.4%	72.0	37.6	91.5%
Net income per diluted share	0.78	0.57	36.8%	1.74	0.91	91.2%
Operating income*	25.3	9.9	155.6%	58.4	16.5	N.M.
Operating income per diluted share*	0.62	0.24	158.3%	1.42	0.40	N.M.
Book value per share				31.30	25.66	22.0%
Book value per share excluding the fair value adjustment for investments*				21.24	19.15	10.9%
Property and Casualty segment net income (loss)	13.5	1.7	N.M.	22.6	(11.5)	N.M.
Property and Casualty combined ratio	93.0%	104.6%	-11.6 pts	100.3%	111.4%	-11.1 pts
Property and Casualty underlying combined ratio*	91.2%	92.7%	-1.5 pts	93.2%	93.0%	0.2 pts
Annuity segment net income	$ 9.9	$ 4.7	110.6%	$ 29.4	$ 20.5	43.4%
Life segment net income	4.9	3.6	36.1%	16.2	13.7	18.2%

N.M. - Not meaningful.

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

(A)   Reflects the retrospective adoption on January 1, 2012 of new accounting guidance for deferred policy acquisition costs. The adoption of this accounting guidance did not have a material effect on the company’s results of operations, but did decrease shareholders’ equity $31.6 million, or 2.9%, after tax at January 1, 2012.

“Horace Mann’s third quarter operating income was $0.62 per share, a $0.38 increase compared to the prior year. We continue to focus on profitably growing our businesses and are pleased with another quarter of stronger underlying earnings performance across all three segments of our multiline insurance platform,” said Horace Mann’s President and CEO Peter H. Heckman. “In property and casualty, catastrophe losses of $5.4 million pretax were lower than expected, underlying profit margins and retention improved, and top line growth continued. Despite a challenging interest rate environment, our fixed annuity spread remained above 2%. And, in our life segment, third quarter sales of Horace Mann products increased 25% compared to last year. Meanwhile, book value per share, excluding the fair value adjustment for investments, increased to $21.24 per share, an 11% improvement compared to a year ago.”

“Primarily as a result of the lower than expected catastrophe losses, as well as stronger than anticipated earnings in the annuity and life segments, we are revising our full-year 2012 operating income guidance to between $1.85 and $1.95 per share,” stated Heckman.

Property and Casualty Segment

The property and casualty segment recorded net income of $13.5 million for the quarter compared to $1.7 million for the same period in 2011. The total property and casualty combined ratio of 93.0% was 11.6 percentage points lower than the third quarter of 2011. Pretax catastrophe losses in the current quarter of $5.4 million decreased $12.9 million compared to a year ago. Favorable prior years’ reserve development totaling $3.0 million was recorded in the third quarter, compared to $2.0 million of favorable development recorded in the third quarter of 2011. The underlying property and casualty combined ratio of 91.2% decreased 1.5 percentage points compared to the prior year quarter, reflecting favorable current accident year property results excluding catastrophes as well as an improvement in the underlying auto combined ratio.

For the nine months ended September 30, 2012, property and casualty segment net income of $22.6 million improved $34.1 million compared to the net loss for the same period in 2011, primarily as a result of the lower level of catastrophe losses. Reflecting the factors described above, the year to date underlying combined ratio was 93.2% for the current period.

Total property and casualty premiums written of $146.5 million and $413.6 million increased slightly compared to the three and nine months ended September 30, 2011, respectively, with increases in average property and auto premiums per policy largely offset by reduced levels of policies in force for both lines.

True new auto sales units -- units associated with new Horace Mann auto policyholders -- increased 18% in the current quarter and 30% year to date compared to the prior year. The growth in total new auto units, tempered by a modest increase in the number of additional vehicles added to existing policies, was 11% and 16% compared to the three and nine months ended September 30, 2011, respectively. In addition, property new sales units increased 16% and 17% compared to the third quarter and first nine months of 2011, respectively.

Annuity Segment

Annuity segment net income was $9.9 million for the three months ended September 30, 2012, increasing $5.2 million compared to the same period in 2011 and contributing to an $8.9 million increase compared to the first nine months of 2011. The net interest margin on fixed annuity assets increased 17% compared to the first nine months of 2011, with the year-to-date net interest spread of 2.11% increasing 12 basis points compared to the same period in 2011. Driven by the change in financial market performance, the evaluation of deferred policy acquisition costs in the quarter had a $0.5 million pretax positive impact on annuity segment earnings compared to a $4.8 million negative impact in the prior year. In the year-to-date periods, the respective evaluations had a positive impact of $1.3 million pretax in the current year and a negative impact of $4.7 million pretax last year. Total accumulated account value of $4.7 billion increased 13% compared to September 30, 2011, and total cash value persistency of 95.0% improved approximately 1 percentage point compared to a year earlier.

For the three and nine months ended September 30, 2012, annuity deposits received of $114.5 million and $302.9 million decreased 12% and 5% compared to the respective prior year periods, primarily due to the decrease in single deposit and rollover receipts for the third quarter of 2012.

Total annuity sales decreased 13% compared to last year’s strong third quarter and for the nine months were comparable to the same period in 2011. Within the year-to-date result, annuity sales by Horace Mann’s agency force increased 12%, while sales from the supplemental independent agent distribution channel declined year-over-year.

Life Segment

Life segment net income of $4.9 million for the third quarter increased $1.3 million compared to the same period in 2011. Compared to the first nine months of 2011, life segment net income increased $2.5 million. The improvement in both periods was primarily due to lower mortality costs in the current year. Life persistency of 96% improved approximately 1 percentage point compared to 12 months earlier.

Life segment insurance premiums and contract deposits of $24.2 million and $71.7 million increased approximately 1% compared to the three and nine months ended September 30, 2011, respectively.

Total new life sales continued to be strong compared to the prior year, with third quarter and nine month growth rates of 25% and 32%, respectively, in sales of Horace Mann-manufactured products -- consistent with the company’s strategic intent to significantly increase its underwritten, mortality-based business.

Investment Results

In 2012, total net investment income increased 7% compared to both the three and nine months ended September 30, 2011. Pretax net realized investment gains were $10.8 million in the third quarter of 2012 and included no impairment write-downs on securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $647.7 million at September 30, 2012 increased 18.0% compared to the $548.7 million net unrealized gain at June 30, 2012. Net unrealized gains were $441.1 million at December 31, 2011 and $428.2 million at September 30, 2011.

Capital Management

During the third quarter of 2012, the company repurchased 96,029 shares of its common stock at an aggregate cost of $1.7 million, or an average price per share of $17.53, under its $50 million share repurchase program. As of September 30, 2012, the program had a remaining authorization of $34.3 million. There were 39,378,349 shares outstanding on September 30, 2012.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s third quarter performance with investors and analysts on October 25, 2012 at 10:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at www.horacemann.com and archived later in the day for replay, which will be available for one month.

Horace Mann -- the largest national multiline insurance company focusing on educators’ financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
EARNINGS SUMMARY

Net income	$32.2	$23.6	36.4%	$72.0	$37.6	91.5%
Net realized investment gains, after tax	6.9	13.7	-49.6%	13.6	21.1	-35.5%
Operating income (B)	25.3	9.9	155.6%	58.4	16.5	N.M.

Per diluted share:
Net income	$0.78	$0.57	36.8%	$1.74	$0.91	91.2%
Net realized investment gains, after tax	$0.16	$0.33	-51.5%	$0.32	$0.51	-37.3%
Operating income (B)	$0.62	$0.24	158.3%	$1.42	$0.40	N.M.

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.1	41.5	-1.0%	41.3	41.5	-0.5%

Return on equity (C)				9.5%	5.7%	N.M.

OPERATIONS

Insurance premiums written and contract deposits	$285.2	$298.9	-4.6%	$788.2	$802.3	-1.8%

Property & Casualty combined ratio	93.0%	104.6%	N.M.	100.3%	111.4%	N.M.
Property & Casualty combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (B)	91.2%	92.7%	N.M.	93.2%	93.0%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$31.30	$25.66	22.0%
Effect of the fair value adjustment for investments (E)				$10.06	$6.51	54.5%
Book value excluding the fair value adjustment for investments (B)				$21.24	$19.15	10.9%

Dividends paid	$0.13	$0.11	18.2%	$0.39	$0.33	18.2%

Ending number of shares outstanding (in millions) (D)				39.4	39.9	-1.3%

Total assets				$8,122.2	$7,288.6	11.4%
Short-term debt				38.0	38.0	-
Long-term debt				199.8	199.7	0.1%
Total shareholders’ equity				1,232.4	1,024.3	20.3%

ADDITIONAL INFORMATION

Exclusive agencies (F)				590	519	13.7%
Employee agents (G)				142	216	-34.3%
Total				732	735	-0.4%

N.M. - Not meaningful.

(A)	Adjusted to reflect the January 1, 2012 adoption and retrospective application by the company of new accounting guidance for deferred policy acquistion costs. The adoption of this accounting guidance did not have a material effect on the company’s results of operations, but did decrease shareholders’ equity $31.6 million, or 2.9%, after tax at January 1, 2012.
(B)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.
(C)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(D)	Ending shares outstanding were 39,378,349 at September 30, 2012 and 39,918,707 at September 30, 2011.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$167.9	$167.1	0.5%	$499.7	$500.1	-0.1%
Net investment income	76.7	71.5	7.3%	228.7	213.7	7.0%
Net realized investment gains	10.8	21.2	-49.1%	21.1	32.7	-35.5%
Other income	1.2	1.1	9.1%	5.9	4.2	40.5%

Total revenues	256.6	260.9	-1.6%	755.4	750.7	0.6%

Benefits, claims and settlement expenses	106.0	124.4	-14.8%	344.9	398.8	-13.5%
Interest credited	41.4	39.3	5.3%	121.8	115.0	5.9%
Policy acquisition expenses amortized	20.4	25.0	-18.4%	60.5	64.7	-6.5%
Operating expenses	38.1	36.2	5.2%	114.5	109.1	4.9%
Interest expense	3.6	3.4	5.9%	10.7	10.4	2.9%

Total benefits, losses and expenses	209.5	228.3	-8.2%	652.4	698.0	-6.5%

Income before income taxes	47.1	32.6	44.5%	103.0	52.7	95.4%
Income tax expense	14.9	9.0	65.6%	31.0	15.1	105.3%

Net income	$32.2	$23.6	36.4%	$72.0	$37.6	91.5%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$145.7	$144.0	1.2%	$411.4	$409.9	0.4%
Involuntary and other property & casualty	0.8	0.8	-	2.2	2.3	-4.3%

Total Property & Casualty	146.5	144.8	1.2%	413.6	412.2	0.3%

Annuity deposits	114.5	130.1	-12.0%	302.9	318.9	-5.0%

Life	24.2	24.0	0.8%	71.7	71.2	0.7%

Total	$285.2	$298.9	-4.6%	$788.2	$802.3	-1.8%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$13.5	$1.7	N.M.	$22.6	$(11.5)	N.M.

Annuity	9.9	4.7	110.6%	29.4	20.5	43.4%

Life	4.9	3.6	36.1%	16.2	13.7	18.2%

Corporate and other (B)	3.9	13.6	-71.3%	3.8	14.9	-74.5%

Net income	32.2	23.6	36.4%	72.0	37.6	91.5%

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
PROPERTY & CASUALTY

Premiums written	$146.5	$144.8	1.2%	$413.6	$412.2	0.3%
Premiums earned	136.9	136.7	0.1%	407.5	410.5	-0.7%
Net investment income	9.0	8.9	1.1%	27.2	27.4	-0.7%
Other income (expense)	(0.1)	0.1	N.M.	1.5	0.3	N.M.
Losses and loss adjustment expenses (LAE)	90.6	108.0	-16.1%	300.3	352.6	-14.8%
Operating expenses (includes policy acquisition expenses amortized)	36.7	35.0	4.9%	108.2	104.7	3.3%
Income (loss) before tax	18.5	2.7	N.M.	27.7	(19.1)	N.M.
Net income (loss)	13.5	1.7	N.M.	22.6	(11.5)	N.M.

Net investment income, after tax	7.6	7.6	-	23.1	23.3	-0.9%

Catastrophe costs, after tax (B)	3.5	11.8	-70.3%	26.3	52.8	-50.2%
Catastrophe losses and LAE, before tax	5.4	18.3	-70.5%	40.5	81.3	-50.2%
Reinsurance reinstatement premiums, before tax	-	-	-	-	-	-

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$2.4	$1.1	118.2%	$9.1	$3.8	139.5%
Total property	0.6	0.9	-33.3%	2.4	1.9	26.3%
Other property and casualty	-	-	-	-	-	-

Total	3.0	2.0	50.0%	11.5	5.7	101.8%

Operating statistics:
Loss and loss adjustment expense ratio	66.2%	79.0%	N.M.	73.7%	85.9%	N.M.
Expense ratio	26.8%	25.6%	N.M.	26.6%	25.5%	N.M.
Combined ratio	93.0%	104.6%	N.M.	100.3%	111.4%	N.M.

Effect on the combined ratio of:
Catastrophe costs (B)	4.0%	13.4%	N.M.	10.0%	19.8%	N.M.
Prior years’ reserve development	-2.2%	-1.5%	N.M.	-2.9%	-1.4%	N.M.
Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (C)	91.2%	92.7%	N.M.	93.2%	93.0%	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(C)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). See footnote (B) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
PROPERTY & CASUALTY - continued

Additional Operating Information

Automobile and property detail:
Premiums written (voluntary) (B)	$145.7	$144.0	1.2%	$411.4	$409.9	0.4%
Automobile	91.9	90.8	1.2%	269.6	271.3	-0.6%
Property	53.8	53.2	1.1%	141.8	138.6	2.3%

Premiums earned (voluntary) (B)	136.1	136.0	0.1%	405.7	409.1	-0.8%
Automobile	89.5	90.3	-0.9%	267.0	273.3	-2.3%
Property	46.6	45.7	2.0%	138.7	135.8	2.1%

Policies in force (voluntary) (in thousands)				722	729	-1.0%
Automobile				485	489	-0.8%
Property				237	240	-1.3%

Policy renewal rate (voluntary)
Automobile (6 months)				91.9%	90.7%	N.M.
Automobile (12 months)				84.3%	82.5%	N.M.
Property (12 months)				88.1%	85.2%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	70.2%	75.0%	N.M.	72.2%	72.5%	N.M.
Expense ratio	27.2%	26.0%	N.M.	26.9%	25.7%	N.M.
Combined ratio	97.4%	101.0%	N.M.	99.1%	98.2%	N.M.

Effect on the combined ratio of:
Catastrophe costs (C)	1.3%	2.3%	N.M.	1.8%	2.2%	N.M.
Prior years’ reserve development	-2.7%	-1.3%	N.M.	-3.4%	-1.3%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (D)	98.8%	100.0%	N.M.	100.7%	97.3%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	57.1%	86.5%	N.M.	75.9%	113.0%	N.M.
Expense ratio	26.1%	25.1%	N.M.	25.9%	25.2%	N.M.
Combined ratio	83.2%	111.6%	N.M.	101.8%	138.2%	N.M.

Effect on the combined ratio of:
Catastrophe costs (C)	9.1%	35.9%	N.M.	25.9%	55.9%	N.M.
Prior years’ reserve development	-1.3%	-2.0%	N.M.	-1.7%	-1.4%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (D)	75.4%	77.7%	N.M.	77.6%	83.7%	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	Amounts are net of additional ceded premiums to reinstate the Company's property and casualty catastrophe reinsurance coverage, if any, as quantified on page 3.
(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(D)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”).
See footnote (B) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
ANNUITY

Contract deposits	$114.5	$130.1	-12.0%	$302.9	$318.9	-5.0%
Variable	25.9	25.5	1.6%	83.2	81.0	2.7%
Fixed	88.6	104.6	-15.3%	219.7	237.9	-7.7%
Contract charges earned	5.5	4.9	12.2%	16.0	14.4	11.1%
Net investment income	50.7	45.5	11.4%	150.0	135.0	11.1%
Net interest margin (without realized investment gains and losses)	19.9	16.5	20.6%	59.7	50.9	17.3%
Other income	0.9	0.3	N.M.	2.4	2.0	20.0%
Mortality loss and other reserve changes	(1.2)	(0.6)	N.M.	(2.3)	(1.6)	N.M.
Operating expenses (includes policy acquisition expenses amortized)	10.2	14.7	-30.6%	31.8	35.7	-10.9%
Income before tax	14.9	6.4	132.8%	44.0	30.0	46.7%
Net income	9.9	4.7	110.6%	29.4	20.5	43.4%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.5	$(4.8)	N.M.	$1.3	$(4.7)	N.M.
Guaranteed minimum death benefit reserve	0.1	(0.3)	N.M.	0.2	(0.4)	N.M.

Annuity contracts in force (in thousands)				186	182	2.2%
Accumulated value on deposit / Assets under management				$4,687.7	$4,152.6	12.9%
Variable				1,405.7	1,173.1	19.8%
Fixed				3,282.0	2,979.5	10.2%
Annuity accumulated value retention - 12 months
Variable accumulations				94.5%	92.5%	N.M.
Fixed accumulations				95.3%	94.7%	N.M.

LIFE

Premiums and contract deposits	$24.2	$24.0	0.8%	$71.7	$71.2	0.7%
Premiums and contract charges earned	25.5	25.5	-	76.2	75.2	1.3%
Net investment income	17.2	17.3	-0.6%	52.2	52.0	0.4%
Income before tax	7.7	6.4	20.3%	25.4	22.1	14.9%
Net income	4.9	3.6	36.1%	16.2	13.7	18.2%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$(0.2)	-50.0%	$(0.3)	$(0.5)	-40.0%

Life policies in force (in thousands)				201	204	-1.5%
Life insurance in force				$14,522	$14,061	3.3%
Lapse ratio - 12 months
(Ordinary life insurance)				4.2%	4.8%	N.M.

CORPORATE AND OTHER (B)

Components of income before tax:
Net realized investment gains	$10.8	$21.2	-49.1%	$21.1	$32.7	-35.5%
Interest expense	(3.6)	(3.4)	5.9%	(10.7)	(10.4)	2.9%
Other operating expenses, net investment income and other income	(1.2)	(0.7)	71.4%	(4.5)	(2.6)	73.1%
Income before tax	6.0	17.1	-64.9%	5.9	19.7	-70.1%
Net income	3.9	13.6	-71.3%	3.8	14.9	-74.5%

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2012, $4,365.7; 2011, $4,108.0)				$4,942.2	$4,498.5	9.9%
Equity securities, at fair value (cost 2012, $7.7; 2011, $5.6)				7.7	6.6	16.7%
Short-term investments				130.8	78.8	66.0%
Short-term investments, securities lending collateral				-	-	-
Policy loans and other				185.6	126.7	46.5%

Total Annuity and Life investments				5,266.3	4,710.6	11.8%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2012, $770.6; 2011, $774.0)				839.9	808.5	3.9%
Equity securities, at fair value (cost 2012, $29.6; 2011, $14.3)				31.5	16.5	90.9%
Short-term investments				22.9	26.7	-14.2%
Short-term investments, securities lending collateral				-	-	-

Total Property & Casualty investments				894.3	851.7	5.0%

Corporate investments				14.2	17.6	-19.3%

Total investments				6,174.8	5,579.9	10.7%

Net investment income
Before tax	$76.7	$71.5	7.3%	$228.7	$213.7	7.0%
After tax	51.7	48.3	7.0%	154.1	144.4	6.7%

Net realized investment gains by investment portfolio included in the Corporate and Other segment income
Property & Casualty	$1.3	$4.9	-73.5%	$8.7	$9.2	-5.4%
Annuity	6.5	8.1	-19.8%	8.3	12.3	-32.5%
Life	3.0	8.2	-63.4%	4.1	11.2	-63.4%
Corporate and Other	-	-	-	-	-	-

Total, before tax	10.8	21.2	-49.1%	21.1	32.7	-35.5%
Total, after tax	6.9	13.7	-49.6%	13.6	21.1	-35.5%
Per share, diluted	$0.16	$0.33	-51.5%	$0.32	$0.51	-37.3%